Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Zila, Inc.
Phoenix, Arizona
We hereby consent to the incorporation by reference in Registration Statements No. 33-32805, No. 333-02857, No. 333-02859, No. 333-42769, No. 33-32970, No. 333-54958, No. 333-54960 and No. 333-108754 of Zila, Inc. on Form S-8 and Registration Statements No. 33-46239, No. 333-06019, No. 333-00645, No. 333-31651 and No. 333-43097 of Zila, Inc. on Form S-3 of our reports dated October 5, 2005, relating to the consolidated financial statements and schedule, and the effectiveness of Zila, Inc.’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended July 31, 2005.
Phoenix, Arizona
October 12, 2005